PDL BioPharma

Jefferies 2015 Global Healthcare Conference

June 2-4, 2015



FORWARD LOOKING STATEMENTS

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be under secured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- The outcome of litigation or disputes; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

KEY INFORMATION

Ticker	PDLI (NASDAQ)
Location	Incline Village, Nevada
Employees	10
2014 Revenues	$581 million
2014 Expenses	$35 million
2015 Regular Dividends (Pay Date)	$0.15 /share paid March 12, and to be paid on June 12, September 11 and December 11
2015 Regular Dividends (Record Date)	March 5, June 5, September 4, and December 4
Total Deployed Capital To Date	~$780 million
Q1-2015 Cash Position	$417 million
Average Daily Volume	~3.9 million shares

OVERVIEW OF PDL BIOPHARMA







MISSION

- **Optimize return for shareholders**
  - Dividends
- **Acquire new income generating assets to support payment of dividends**
  - Assets that improve shareholder return
  - Preferably backed by commercial stage products
  - Drug or medical devices with differentiated profile
  - Indifferent as to therapeutic field
  - Debt, royalty or hybrid deal structures
- **Queen et al. patents**
  - Manage patent portfolio
  - Manage license agreements

PDL BioPharma

MANAGEMENT, BOARD AND SENIOR ADVISORS

Management

John McLaughlin
President & CEO

Christopher Stone
VP, General Counsel & Secretary

Peter Garcia
VP & Chief Financial Officer

Danny Hart
VP, Business Development

Nathan Kryszak
Senior Counsel

Board of Directors

David Gryska

Jody Lindell

John McLaughlin

Paul Sandman

Harold E. Selick, Ph.D.
Lead Director

Advisors

Stephen Hoffman, M.D., Ph.D.

Ramesh Donthamsetty

Experienced Leadership Team with a Track-Record of Success

PDL BioPharma

INCOME GENERATING ASSETS



Approved Queen Licensed Product

Product	Licensee	2014 WW Sales	Approved Indications
AVASTIN bevacizumab	Genentech (US) and Roche (ex-US)	$7.1 billion	Metastatic colorectal cancer Advanced non-small cell lung cancer Renal cancer Metastatic HER2 – breast cancer Glioblastoma Ovarian cancer
Herceptin trastuzumab	Genentech (US) and Roche (ex-US)	$6.9 billion	Metastatic HER2+ breast cancer Metastatic HER2+ stomach cancer
LUCENTIS RANIBIZUMAB INJECTION	Novartis (ex-US)	$2.4 billion	Wet age-related macular degeneration (AMD) Macular edema or swelling following retinal vein occlusion Diabetic macular edema
Xolair Omalizumab	Genentech (US) and Novartis (ex-US)	$1.8 billion	Moderate to severe persistent allergic asthma First approved therapy designed to target the antibody IgE, a key underlying cause of the symptoms of allergy related asthma
TYSABRI (natalizumab)	Biogen Idec	$1.9 billion	Multiple Sclerosis (MS) in adult patients with relapsing forms of the disease Crohn's disease in adult patients with moderate-to-severe forms of the disease who have had an inadequate response to or are unable to tolerate conventional therapies
ACTEMRA tocilizumab	Roche and Chugai	$1.3 billion	Moderate to severe rheumatoid arthritis (RA), including patients who have had an inadequate response to one or more DMARDS
PERJETA pertuzumab	Genentech (US) and Roche (ex-US)	$1 billion	Previously untreated HER2+ metastatic breast cancer Neoadjuvant treatment of HER2+ metastatic breast cancer
Kadcyla	Genentech (US) and Roche (ex-US)	$590 million	Second line metastatic HER2+ breast cancer First line in patients with metastatic HER2+ breast cancer with disease recurrence within 6 months of adjuvant treatment
GAZYVA	Genentech (US) and Roche (ex-US)	$54 million (approved on November 1, 2013)	First line in combination with chlorambucil chemotherapy for the treatment of people with previously untreated chronic lymphocytic leukemia (CLL)

Roche sales assumes .091 USD/CHF

PDL BioPharma

Approved Queen Licensed Products – Term and Royalty Rates

- **Tysabri and Entyvio**
  - Flat, low single-digit royalty.

- **Genentech Products (Avastin, Herceptin, Xolair, Perjeta and Kadcyla)**
  - 2.125% regardless of site of manufacture or sale effective as of August 15, 2013.
  - Royalties on Avastin, Herceptin, Xolair, Perjeta and Kadcyla through 1Q16 (on sales through 4Q15).
  - Compares to blended global royalty rate on Genentech Products in 2013 of 1.9% under previous tiered and bifurcated (US made or sold vs. ex-US made and sold) royalty schedule.

PDL BioPharma

Unapproved Queen Licensed Products – Term and Royalty Rates

Solanezumab

- Humanized antibody targeting beta amyloid, which is believed to cause Alzheimer's Disease, designed by PDL and being developed by Eli Lilly.

Previous Phase 3s: Mild & Moderate Alzheimer's Disease

- In 2012, Lilly reported that its initial Phase 3 trials in patients with mild and moderate Alzheimer's Disease did not slow disease progression, but a secondary analysis of patients with mild Alzheimer's Disease did show a slowing of disease progression.
  - Since that trial, most experts believe that treatment should focus on patients with earlier stages of Alzheimer's Disease.
  - National Institutes of Health is studying solanezumab in patients with beta amyloid build up but no symptoms and patients with mild disease.
  - Biogen has also focused its trials on patients with earlier stages of the disease.
- Lilly has continued to treat these patients in an extension study. On April 23, 2015, Lilly stated that two year data from the extension study will be available in the middle of this year, that disease modification is the focus of the dataset and that they will break out patients with mild disease in the analysis.
  - The data may answer whether longer treatment shows increased benefit.

PDL BioPharma

Unapproved Queen Licensed Products – Term and Royalty Rates

New Phase 3: Mild Alzheimer's Disease

- Based on the results in its initial Phase 3 trials, Lilly commenced a new Phase 3 trial in patients with only mild Alzheimer's Disease in 2013.
- On April 23, 2015, Lilly stated that this Phase 3 trial is fully enrolled with the last patient visit expected in October 2016 and topline results thereafter, likely 4Q16.
- Because of the difficulty in distinguishing between patients with dementia and those with Alzheimer's Disease, Lilly used PET scans or similar screens to test patients before enrolling them in this new Phase 3 trial. The screens differentiate between patients with beta amyloid buildup = Alzheimer's Disease and who should be in the trial, and those without beta amyloid buildup = dementia and who should not be in the trial.
- Lilly estimates that scans will increase patient enrollment failures from less than 25% to more than 50% - a good thing because it enriches the patient population with those most likely to benefit from solanezumab.

PDL Know How Royalty

- PDL has a know-how royalty on solanezumab which extends beyond the expiration of the Queen patents. This is because PDL helped to design solanezumab.
- If solanezumab is approved, PDL would receive a 2% royalty for 12.5 years from the date of its first sale.
- Buy side survey suggests that the market for treatment of patients with mild Alzheimer's Disease = $9.6 billion in 2022.

12 INCOME GENERATING TRANSACTIONS

- ✓ $780MM+ deployed
- ✓ $300MM committed in 2014
- ✓ 3 Concluded Investments

9 Current Investments

Company	Transaction	Amount	Date
University of Michigan	Royalty Acquisition	$65,600,000	November 2014
Viscogliosi Bros., LLC	Royalty Acquisition	$15,500,000	June 2014
kaléo	Senior Secured Note Purchase	$150,000,000	April 2014
Paradigm Spine	Senior Secured Financing	$75,000,000	February 2014
Direct Flow Medical, Inc.	Senior Secured Financing	$50,000,000	November 2013
Depomed	Royalty Acquisition	$240,500,000	October 2013
LENSAR	Senior Secured Financing	$60,000,000	October 2013
Avinger	Senior Secured Financing/ Royalty Transaction	$40,000,000	April 2013
Wellstat Diagnostics, LLC	Royalty Transaction/ Senior Secured Financing	$44,000,000	November 2012

3 Matured Investments

Company	Transaction	Amount	Date
Durata Therapeutics	Senior Secured Financing	$70,000,000	October 2013
AxoGen	Royalty Transaction/ Senior Secured Financing	$20,800,000	October 2012
Merus Labs	Senior Secured Financing	$55,000,000	July 2012

PDL BioPharma

OTHER INCOME GENERATING ASSETS

Entity	Structure	Technology	Deal Summary
University of Michigan	Royalty	Cerdelga is an approved oral drug in US and EU for adult patients with Gaucher Disease type 1.	PDL acquired 75% of the University of Michigan's royalty interest in Cerdelga until the expiration of the licensed patents in return for $65.6 million.
VB Viscogliosi Bros., LLC	Royalty	PMA-approved spinal implant commercialized by Paradigm Spine.	PDL acquired right to receive royalties on sales of spinal implant for $15.5 million until PDL receives 2.3 times its cash.
kaléo	Debt	Auvi-Q for delivery of epinephrine to treat severe allergic reactions, and EVZIO for delivery of naloxone for opioids overdose.	$150 million of Notes backed by 100% of royalties on sales of Auvi-Q by Sanofi and 10% of net sales of EVZIO by kaleo. The Notes pay interest at 13% with final maturity in 2029.
Paradigm Spine	Debt	Coflex for treatment of spinal conditions.	$50 million of Notes backed by most assets of Paradigm Spine. Interest rate is 13%. Loans mature on August 14, 2019.
Direct Flow Medical, Inc.	Debt	Transcatheter aortic valve system to treat aortic stenosis with minimal risk of aortic regurgitation, a significant clinical complication.	$35 million of Notes at signing plus $15 million of Notes in November 2014, both backed by most assets of Direct Flow. Initial interest rate was 15.5% on $35 million which declined to 13.5% on $50 million. Loans mature on November 5, 2018.
Depomed	Royalty	Glumetza®, Janumet® XR, Invokana®, Boehringer Ingelheim's fixed-dose combinations of drugs and extended-release metformin, LG Life Sciences' and Valeant Pharmaceuticals' extended-release metformin in Korea and Canada.	PDL acquired royalties and milestones on sales of Type 2 diabetes products licensed by Depomed for $240.5 million until PDL receives $481 million after which payments will be shared evenly between PDL and Depomed. The agreement terminates on the later of October 2024 or when royalty payments are no longer due.
LENSAR	Debt	Femtosecond laser for cataract treatment which uses 3-D imaging and liquid interface for more accurate corneal incisions.	$40 million of Notes backed by most assets of Lensar plus additional sums as debt while Lensar either raises equity or completes an M&A transaction. The interest rate has increased from 15.5% to 18.5% as of March 31, 2015 and they mature on October 1, 2018.

PDL BioPharma

OTHER INCOME GENERATING ASSETS

Company	Structure	Technology	Deal Summary
AVINGER	Hybrid royalty/debt	Ocelot, image guided catheter devices used to open totally occluded arteries in the legs, and development of Pantheris, image guided atherectomy device.	In exchange for $20 million, PDL receives 12% interest on the Notes backed by the most assets of Avinger and a royalty ranging from 0.9%-1.8% on Avinger's revenues through April 2018 which is also maturity date of the Notes.
Wellstat Diagnostics, LLC	Hybrid royalty/debt	Development of point-of-care diagnostic system using electrochemical luminescence and assays.	$44 million hybrid debt-royalty structure royalty whereby return on Notes depends on whether date of repayment is on or after December 31, 2014, and is higher after this date. Upon commercialization of Wellstat's diagnostic systems or assay, PDL will receive a low double digit royalty on Wellstat Diagnostics' net revenues. While Wellstat Diagnostics is running a sale process, PDL has advanced additional sums. Term can be as long as 2021.
Concluded Deals			
DURATA THERAPEUTICS	Debt	Novel intravenous antibiotic, dalbavancin which is dosed twice for 30 minutes, initially and on day 8.	$25 million of Notes and $15 million of notes, both backed by most assets of Durata. The interest rate on first $25 million was 14% which declined to 12.75% on $40 million. On November 17, 2014, Durata repaid the $40 million loan plus accrued interest, and prepayment fees and change of control fees.
AxoGen	Hybrid royalty/debt	Commercialization of Avance, nerve allograft to bridge severed nerves, and AxoGuard devices, to connect or protect the reconnection of severed nerves.	In exchange for $20.8 million, PDL received a hybrid of debt-royalties. Royalty rate was 9.95%. Eight year term with PDL put at end of year 4 and AxoGen call in years 5 through 8. On November 12, 2014, AxoGen paid $30.3 million to PDL which constituted full payment and PDL bought $1.75 million worth of AxoGen stock.
MERUS LABS	Debt	Commercialization of Enablex, a treatment for overactive bladder, and Vancocin, an intravenous antibiotic.	$55 million of Notes backed by assets of Merus. In September 2013 Merus repaid PDL in full plus pre-payment fees.

Queen Licensed - Avastin

- **Avastin**
- Herceptin
- Xolair
- Tysabri
- Perjeta
- Kadcyla
- Solanezumab

✓ On April 22, 2015, Genentech/Roche reported that 1Q15 worldwide sales were CHF 1.61 billion and increased by 6%.
- EU: Growth driven by further uptake in ovarian and breast cancer.
- US: Sales largely driven by cervical, ovarian and lung cancer.
- Japan: Growth in all indications.
- International: Strong growth in all regions.

✓ On August 14, 2014 and April 8, 2015, Genentech/Roche announced US and EU approval for the treatment of persistent, recurrent or metastatic **cervical cancer** in combination with chemotherapy, respectively.

✓ On August 6, 2014 and November 14, 2014, Genentech/Roche announced EU and US approval for the treatment of recurrent platinum-resistant **ovarian cancer**, respectively.

PDL BioPharma

Queen Licensed - Herceptin

- Avastin
- **Herceptin**
- Xolair
- Tysabri
- Perjeta
- Kadcyla
- Solanezumab

✓ On April 22, 2015, Genentech/Roche reported that 1Q15 worldwide sales were CHF 1.652 billion and increased by 12%.

- US: Strong growth in first line metastatic breast cancer due to longer treatment times.
- EU: Stable sales with continuing conversion to subcutaneous formulation.
- International: Strong growth in Latin America due to access to public markets and in China due to patient assistance program.

PDL BioPharma

Queen Licensed - Xolair

- Avastin
- Herceptin
- **Xolair**
- Tysabri
- Perjeta
- Kadcyla
- Solanezumab

✓ On April 22, 2015, Genentech/Roche reported that 1Q15 US sales were CHF 281 million and increased by 28%.
  - Growth in asthma and chronic idiopathic urticaria (hives) post-FDA approval in 1Q14.

✓ On April 23, 2015, Novartis reported that 1Q15 ex-US sales were $180 million and increased by 22%.

PDL BioPharma

Queen Licensed - Tysabri

- Avastin
- Herceptin
- Xolair
- **Tysabri**
- Perjeta
- Kadcyla
- Solanezumab

✓ On April 24, 2015, Biogen reported that 1Q15 worldwide sales were $463 million and increased by 5%.

Queen Licensed - Perjeta

- Avastin
- Herceptin
- Xolair
- Tysabri
- **Perjeta**
- Kadcyla
- Solanezumab

✓ On April 22, 2015, Genentech/Roche reported that 1Q15 worldwide sales were CHF 322 million and increased by 82%.
  - Perjeta sales grew in all regions with strong uptake in the US, Germany and France.
  - Benefiting from increase in overall survival in first line metastatic breast cancer when combined with Herceptin and docetaxel which data was added to US label in 1Q15 and neoadjuvant indication approved in US and 17 countries.

PDL BioPharma

Queen Licensed - Kadcyla

- Avastin
- Herceptin
- Xolair
- Tysabri
- Perjeta
- **Kadcyla**
- Solanezumab

✓ On April 22, 2015, Genentech/Roche reported that 1Q15 worldwide sales were CHF 179 million and increased by 80%.
  - EU: Strong uptake in second line metastatic breast cancer.

✓ On December 18, 2014, Genentech reported that the two Kadcyla arms in MARIANNE trial in first line metastatic breast cancer failed to demonstrate superiority over Herceptin + chemotherapy. This does not affect its current approval as second line treatment for HER2+ metastatic breast cancer.

PDL BioPharma

Income Generating Assets – Wellstat Diagnostics

Wellstat Diag.

Avinger

Depomed

Direct Flow

Lensar

Paradigm Spine

kaleo

Viscogliosi Bros.

U. of Michigan

- ✓ Summary: Private company dedicated to development, manufacture and sale of third generation small point of care diagnostic systems that can perform a wide variety of tests utilizing electrochemical luminescence technology.
- ✓ Deal: $44 million senior secured transaction whereby Wellstat is required to repay outstanding principal and a specific target internal rate of return at maturity or upon the occurrence of certain key events. Target IRR is 23% if repayment before end of 2014, 26% if before end of 2016 and 30% if repayment is after 2016. PDL receives 12% royalty on sales of product. Term is up to 2021. Can call note in 2017 if revenues are not at least $127 million.
- ✓ Status: The investment bank of Duff & Phelps has been engaged to sell the assets of Wellstat Diagnostics. LEK is preparing a valuation of the assets of Wellstat Diagnostics.

PDL BioPharma

Income Generating Assets - Avinger

- Wellstat Diag.
- **Avinger**
- Depomed
- Direct Flow
- Lensar
- Paradigm Spine
- kaleo
- Viscogliosi Bros.
- U. of Michigan

✓ Summary: Private company developing and commercializing catheters utilizing imaging technology for peripheral blockages and occlusions. They have an approved product for total blockages in blood vessels in the leg and a product in development for partial blockages in blood vessels in the leg.

✓ Deal: $20 million hybrid loan and royalty structure at 12.0% interest which is interest only until 2Q16 with full repayment by April 2018. 1.8% royalty on sales. Subsequent to potential early repayment but before April 2018 royalty drops to 0.9% and mandatory minimum royalty payments are required.

✓ Status: On March 12, 2015, announced completion of enrollment of trial for product for partial occlusions in the leg. On May 6, 2015, reported that the trial hit its 30-day primary efficacy endpoint and should have data for its 6-month primary safety endpoint in 3/4Q15 with an anticipated 501(k) filling for approval in late 2015.

Income Generating Assets - Depomed

- Wellstat Diag.
- Avinger
- **Depomed**
- Direct Flow
- Lensar
- Paradigm Spine
- kaleo
- Viscogliosi Bros.
- U. of Michigan

✓ Summary: Depomed is publicly trade company focused predominantly on development and commercialization of treatments for pain. They had a sustained release technology that was licensed by a number of companies for use in orally available treatments for type II diabetes.

✓ Deal: $240.5 million to acquire royalties and milestones associated with five type 2 diabetes products, both approved and unapproved. PDL to receive 100% of all associated royalties and milestones up to 2x ($481 million) initial investment, after which all net payments will be shared evenly (50/50) between PDL and Depomed.

✓ Status: On April1, 2015, Valeant completed its acquisition of Salix, the marketer of Glumetza.

Income Generating Assets – Direct Flow

- Wellstat Diag.
- Avinger
- Depomed
- **Direct Flow**
- Lensar
- Paradigm Spine
- kaleo
- Viscogliosi Bros.
- U. of Michigan

✓ Summary: Direct Flow is a private company developing and commercializing transcatheter heart valve technologies. It is approved in EU and being investigated in US with estimated approval in 2015.

✓ Deal: Senior secured debt with initial provision of $35 million and additional $15 million funded in November 2014. Interest rate on tranche 1 was 15.5% which declined to 13.5% on all amounts after funding of the second tranche. Loans mature on November 5, 2018.

✓ Status: Direct Flow has hired a new high profile CEO and CFO.

Income Generating Assets – Lensar

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- **Lensar**
- Paradigm Spine
- kaleo
- Viscogliosi Bros.
- U. of Michigan

✓ Summary: Private medical device company commercializing laser technology for cataract treatment. Femtosecond laser approved in the US in March 2013 and in the EU in April 2013. Differentiating feature of LENSAR system is its use of 3-D imaging and liquid interface preventing accidental incision and allowing more accurate corneal incisions with more precise and uniform depth of incision.

✓ Deal: Senior secured debt with initial provision of $40 million.. Interest rate on the loans was 15.5% and is now 18.5%.

✓ Status: Forbearance Agreement signed and PDL has advanced ~$2.3 million to Lensar. Simultaneously pursuing sale and equity raise for the the company. Wells Fargo is managing the sale process.

PDL BioPharma

Income Generating Assets – Paradigm Spine

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- Lensar
- **Paradigm Spine**
- kaleo
- Viscogliosi Bros.
- U. of Michigan

✓ Summary: Paradigm Spine is a private medical device company focused on development and commercialization of treatments for spinal conditions. Their lead product, CoFlex, is approved in US (with Level 1 data under a PMA) and 53 other countries. It is EBITDA positive.

✓ Deal: Senior secured debt with initial provision of $50 million with potential for an additional $12.5 million upon the attainment of certain milestones. Interest rate is 13%. Loans mature on August 14, 2019.

✓ Status: The company recently released 4-year follow up data which confirmed continuing superiority to fusion.

PDL BioPharma

Income Generating Assets - kaleo

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- Lensar
- Paradigm Spine
- **kaleo**
- Viscogliosi Bros.
- U. of Michigan

✓ Summary: kaleo is a private pharmaceutical company located in Virginia that uses its auto-injector delivery system for drugs. Their first product, Auvi-Q, which is approved, is a new system for delivery of epinephrine to treat severe allergic reactions that can be life-threatening i.e., anaphylaxis. Their second product, EVZIO, which was approved by the FDA on April 3, 2014, uses the same technology to deliver naloxone for the treatment of patients who overdose on opioids.

✓ Deal: PDL acquired $150 million worth of Notes backed by 100% of royalties of sales of Auvi-Q by Sanofi and 10% of net sales of EVZIO by kaleo. The Notes pay interest at 13% and, while final maturity is March 2029, PDL expects that the Notes will be repaid by 2020.

✓ Status: Auvi-Q is growing nicely in an expanding market with substantial DTC TV advertisements. Early product launch of EVZIO looks good.

Income Generating Assets – Viscogliosi Brothers

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- Lensar
- Paradigm Spine
- kaleo
- **Viscogliosi Bros.**
- U. of Michigan

✓ Summary: Viscogliosi Brothers have substantial stakes in a number of medtech companies, including Paradigm Spine.
Deal: In return for payment of $15.5 million, PDL acquired right to Viscogliosi Brothers' royalty on sales of Paradigm Spine's approved spinal implant until PDL receives 2.3 times the cash advanced after which the royalties revert to the Viscogliosi Brothers.

✓ Status: Same as Paradigm Spine.

PDL BioPharma

Income Generating Assets – Univ. of Michigan

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- Lensar
- Paradigm Spine
- kaleo
- Viscogliosi Bros.
- **U. of Michigan**

✓ Summary: Cerdelga is an approved oral drug for adult patients with Gaucher Disease type 1, a rare and genetic condition, which was approved in the US on August 19, 2014 and an application for approval is pending in the EU. Genzyme, a Sanofi Company, developed and commercializes Cerdelga.

✓ Deal: On November 6, 2014, PDL acquired 75% of the University of Michigan's royalty interest in Cerdelga until the expiration of the licensed patents in return for $65.6 million. Status: Cerdelga is doing well with recent approvals in EU and Japan.

PDL BioPharma

FINANCIALS



First Quarter Ended March 31, 2015 Overview

(In thousands, except per share amounts)	Three Months Ended March 31, 2015	2014
Royalties from Queen et al. patents	$ 127,810	$ 116,026
Royalty rights - change in fair value	11,362	11,707
Interest revenue	10,534	9,071
Total revenues	149,706	136,804
G&A expenses	7,666	4,582
Operating income	142,040	132,222
Interest and other income, net	86	50
Interest expense	(8,610)	(10,525)
Loss on extinguishment of debt	-	(6,143)
Income before income taxes	133,516	115,604
Income tax expense	49,018	42,721
Net income	$ 84,498	$ 72,883
Net income per share - Basic	$ 0.52	$ 0.48
Net income per share - Diluted	$ 0.50	$ 0.44

	March 31, 2015	December 31, 2014
Cash, cash equivalents and investments	$ 418,920	$ 293,687
Total notes receivable	$ 365,806	$ 363,212
Total royalty rights - at fair value	$ 269,668	$ 259,244
Total assets	$ 1,114,133	$ 962,350
Total term loan payable	$ 99,393	$ -
Convertible notes payable	$ 432,567	$ 451,724
Total stockholders's equity	$ 451,944	$ 460,437

PDL BioPharma

DEBT



CURRENT AND LONG-TERM DEBT

Convertible Notes	Conversion Rate per $1,000 Principal Amount	Approximate Conversion Price Per Common Share	Conversion Price as Increased by Bond Hedge	Effective Date	Principal Balance Outstanding
May 2015 Notes 3.75%	171.1768	$5.84	$6.87	December 3, 2014	$0[1]
Series 2012 Notes (Feb 2015) 2.875%	195.248	$5.12	-	December 3, 2014	$0[2]
February 2018 Notes 4.00%	109.1047	$9.17	$10.36	February 12, 2014	$300,000,000

Term Loan	Amount	Interest Rate	Term
March 2015 Note	$100,000,000	3 mo. Libor +1.75%	February 15, 2016

1. May 2015 Notes were paid off on May 1, 2015 for $155.1 million plus approximately 5.2 million shares of common stock. The counterparties to our hedge of this Note delivered 5.2 million shares to PDL – offsetting the amount paid to note holders.
2. Series 2012 Notes principal balance of $22,347,000 paid off on February 17, 2015

PDL BioPharma

CONCLUSION





INVESTMENT HIGHLIGHTS

- **Demonstrated commitment to provide meaningful returns to shareholders through dividends.**
  - Since 2009, paid special or regular dividends totaling $6.22/share.
  - In 2014, paid regular, quarterly dividends of $0.15/share totaling $0.60/share.
  - In 2015, paid regular, quarterly dividend of $0.15/share on March 12, and will pay equivalent dividends on June 12, September 11 and December 11.
- **Strong historic revenue growth from Queen licensed products.**
  - Potential for additional indications from existing products.
  - Potential new product royalties from solanzumab if approved.
- **Twelve income generating deals to date deploying approximately $780 million in capital with potential for additional deals.**
- **Liquidity – volume averages ~3.9 million shares/day.**

PDL BioPharma